Table of Contents

As filed with the Securities and Exchange Commission on October 29, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________________

LIFEWAY FOODS, INC.

(Exact name of registrant as specified in its charter)

____________________________

Illinois	36-3442829
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

6431 West Oakton Street

Morton Grove, Illinois 60053
(847) 967-1010
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________________

Eric Hanson

Chief Financial Officer

Lifeway Foods, Inc.

6431 West Oakton Street

Morton Grove, Illinois 60053

(847) 967-1010
(Name, address, including zip code and telephone number, including area code, of agent for service)

____________________________

Copies to:

Timothy R. Lavender, Esq.

Kelley Drye & Warren LLP

333 West Wacker Drive, Suite 2600

Chicago, Illinois 60606

(312) 857-2630

____________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

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THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED OCTOBER 29, 2025

PROSPECTUS

LIFEWAY FOODS, INC.

3,454,756 shares of Common Stock

____________________________

The selling stockholder (the “Selling Stockholder”) named herein may offer from time to time up to 3,454,756 shares of our common stock, no par value (“Common Stock”), in amounts, at prices and on terms to be determined at the time of sale. We will not receive any of the proceeds from the sale of the shares of Common Stock being sold by the Selling Stockholder, but we have agreed to pay certain registration expenses. See “Use of Proceeds” herein.

We have registered the offering and resale of the shares of Common Stock to allow the Selling Stockholder to sell these shares of Common Stock without restriction in the open market or otherwise in accordance with the terms of the Cooperation Agreement dated September 30, 2025 between us and the Selling Stockholder. The registration of the shares of Common Stock does not necessarily mean that the Selling Stockholder will offer or sell its shares of Common Stock. See “Selling Stockholder” herein.

The Selling Stockholder may sell the shares of Common Stock offered hereby directly to purchasers or through underwriters, dealers, brokers or agents designated from time to time. Sales of shares of Common Stock in particular offerings may be made on The Nasdaq Global Market (“Nasdaq”) or in the over-the-counter market or otherwise at prices and on terms then prevailing, at prices related to the then-current market price, at fixed prices (which may be changed) or in negotiated transactions or in any other manner as described in the section entitled “Plan of Distribution.” To the extent required for any offering, a supplement to this prospectus (a “prospectus supplement”) will set forth the number of shares of Common Stock then being offered, the initial offering price, the names of any underwriters, dealers, brokers or agents and the applicable sales commission or discount. Any such prospectus supplement will also contain a discussion of the material United States Federal income tax considerations relating to the Common Stock to the extent required and not contained herein. See “Plan of Distribution” herein.

Our Common Stock is traded on Nasdaq under the symbol “LWAY.” On October 24, 2025, the last reported sale price of our Common Stock on Nasdaq was $26.29 per share.

Investing in our Common Stock involves risks. You should carefully read and consider “Risk Factors” beginning on page 7 of this prospectus, in any applicable prospectus supplement, in our most recent Annual Report on Form 10-K, any additional information set forth in our subsequent Quarterly Reports on Form 10-Q and in other reports we file with the Securities and Exchange Commission (“SEC”) from time to time.

____________________________

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2025

You should rely only on the information contained in this prospectus or any applicable prospectus supplement or incorporated by reference in these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or any applicable prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and any applicable prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any applicable prospectus supplement is current only as of the date on the front of those documents.

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in the prospectus or any applicable prospectus supplement, before making an investment decision.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this process, the Selling Stockholder may from time to time, in one or more offerings, sell any and all of the shares of Common Stock described in this prospectus.

A prospectus supplement may also add, update, or change the information contained or incorporated in this prospectus. Any prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained or incorporated in this prospectus. You should also read and consider the information contained in the documents identified under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

Unless otherwise expressly stated or the context otherwise requires, the “Company,” “we,” “us,” and “our” as used herein refer to Lifeway Foods, Inc. and its subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with those requirements, file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC at http://www.sec.gov. Our filings with the SEC and other information concerning us are also available to the public on our website at http://www.lifewayfoods.com; however, the information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus, any applicable prospectus supplement or any other report or document we file with or furnish to the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC’s rules and regulations. For further information about us and the securities, we refer you to the registration statement and to such exhibits and schedules. You may obtain the registration statement and its exhibits from the SEC as indicated above or from us. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules allow us to incorporate by reference information into this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. We incorporate by reference into this prospectus and any applicable prospectus supplement the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 14, 2025 (our “Form 10-K”);

•	Amendment No. 1 to our Form 10-K, filed with the SEC on April 29, 2025;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 13, 2025 and August 12, 2025, respectively;

•	our Current Reports on Form 8-K filed with the SEC on February 7, 2025, March 6, 2025, June 23, 2025, October 1, 2025, October 1, 2025 and October 9, 2025; and

•	the description of our Common Stock contained in Exhibit 4.1 to our Form 10-K, and any subsequent amendments and reports to update that description.

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus and any applicable prospectus supplement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, any applicable prospectus supplement and any previously filed documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Lifeway Foods, Inc.

6431 West Oakton St.

Morton Grove, IL 60053

Attention: Secretary

Telephone (847) 967-1010

You may also obtain copies of these filings, at no cost, by accessing our website at https://lifewaykefir.com/investor-relations/; however, the information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus, any applicable prospectus supplement or any other report or document we file with or furnish to the SEC.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents we incorporate by reference each contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements reflect our current views with respect to, among other things, future events and performance. These statements may discuss, among other things, our net sales, gross margin, operating expenses, operating income, net income, adjusted EBITDA, cash flow, financial condition, financings, impairments, expenditures, growth, strategies, plans, achievements, dividends, capital structure, organizational structure, future store openings, market opportunities and general market and industry conditions. We generally identify forward-looking statements by words such as “anticipate,” “estimate,” “expect,” “intend,” “project,” “plan,” “predict,” “believe,” “seek,” “continue,” “outlook,” “may,” “might,” “will,” “should,” “can have,” “likely,” “targeting” or the negative version of these words or comparable words. Forward-looking statements are based on beliefs and assumptions made by management using currently available information. These statements are only predictions and are not guarantees of future performance, actions or events. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management’s underlying beliefs and assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement.

These risks and uncertainties include those risks, uncertainties and factors discussed in the “Risk Factors” section of our Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and in documents that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and contained or incorporated by reference in any applicable prospectus supplement. Forward-looking statements speak only as of the date on which they are made. We expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable securities laws and regulations.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus, any prospectus supplement and the documents incorporated by reference. It does not contain all of the information that you should consider before making a decision to invest in the Common Stock. You should read carefully the entire prospectus, any applicable prospectus supplement and the documents incorporated by reference, including “Risk Factors” and the Consolidated Financial Statements and Notes thereto included elsewhere or incorporated by reference in this prospectus or any prospectus supplement.

As used in this prospectus and any applicable prospectus supplement, references to the "Company," "Lifeway," "we," "us," "our" and similar terms refer to Lifeway Foods, Inc. and its subsidiaries.

OUR BUSINESS

Lifeway was founded in 1986 by Michael Smolyansky, ten years after he and his family emigrated from Eastern Europe to the United States. Lifeway was the first to successfully introduce kefir to the U.S. consumer on a commercial scale, initially catering to ethnic consumers in the Chicago, Illinois metropolitan area. Lifeway has grown to become the largest producer and marketer of kefir in the U.S. and an important player in the broader market spaces of probiotic-based products and natural, “better for you” foods.

Our primary product is drinkable kefir, a cultured dairy product. Lifeway Kefir is tart and tangy, high in protein, calcium and vitamin D. The Company manufactures (directly or through a co-manufacturer) and markets products under the Lifeway, Fresh Made, and GlenOaks Farms brand names, as well as under private labels on behalf of certain customers.

The Company’s product categories are:

•	Drinkable Kefir, a cultured dairy product sold in a variety of organic and non-organic sizes, flavors, and types.

•	European-style soft cheeses, including farmer cheese, white cheese, and Sweet Kiss.

•	Cream and other, which primarily consists of cream, a byproduct of raw milk processing.

•	Drinkable Yogurt, sold in a variety of sizes and flavors.

•	ProBugs, a line of kefir products designed for children.

•	Other Dairy, which primarily consists of Fresh Made butter and sour cream.

Our Common Stock is traded on NASDAQ under the symbol “LWAY.”

OUR PRINCIPAL EXECUTIVE OFFICES

Our principal executive offices are located at 6431 West Oakton St., Morton Grove, IL 60053. Our telephone number is (847) 967-1010. We maintain a website at www.lifewayfoods.com; however, the information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus, any applicable prospectus supplement or any other report or document we file with or furnish to the SEC.

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THE OFFERING

Selling Stockholder	Danone North America PBC and its affiliates

Securities that may be offered by the Selling Stockholder from time to time	Up to 3,454,756 shares of Common Stock

Number of shares of Common Stock outstanding before and after the offering assuming the sale of all shares of Common Stock offered	15,228,763[1]

Use of proceeds	We will not receive any proceeds from the resale of shares of Common Stock by the Selling Stockholder.

Nasdaq symbol	LWAY

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1 The Selling Stockholder does not hereby concede that all such reported outstanding shares are validly issued and outstanding, including, without limitation, any shares purported to have been issued to Julie Smolyansky or her spouse without the consent of the Selling Stockholder, and the Selling Stockholder reserves all rights.

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RISK FACTORS

Investing in our securities involves risks. Before purchasing the securities offered by this prospectus, you should carefully consider the risks, uncertainties and additional information (i) set forth in our most recent Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and in documents that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus, (ii) set forth below, and (iii) contained or incorporated by reference in any applicable prospectus supplement. For a description of these reports and documents, and for information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” The risks and uncertainties we discuss in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect us. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

Risks Relating to the Offering

Substantial resales or future issuances of the Common Stock could depress our stock price.

The market price for the Common Stock could decline, perhaps significantly, as a result of resales or issuances of a large number of shares of the Common Stock in the public market or even the perception that such resales or issuances could occur, including resales of the shares being registered hereunder pursuant to the registration statement of which this prospectus is a part.  These factors could also make it more difficult for us to raise funds through future offerings of our equity securities.

You may incur substantial dilution as a result of certain future equity issuances.

We have approximately 3.4 million shares of Common Stock available for issuance under our equity incentive plans, of which approximately 225,000 are issuable upon exercise or vesting of outstanding awards.  To the extent that these awards or awards issued in the future vest or are exercised, or to the extent we issue additional shares of Common Stock in the future, as the case may be, there will be further dilution to holders of shares of the Common Stock.

Our issuance of preferred stock could adversely affect holders of Common Stock.

Our board of directors is authorized to issue series of preferred stock without any action on the part of our holders of Common Stock. Our board of directors also has the power, without stockholder approval, to set the terms of any such series of preferred stock that may be issued, including voting rights, dividend rights, preferences over our Common Stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms. If we issue preferred stock in the future that has preference over our Common Stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our Common Stock, the rights of holders of our Common Stock or the price of our Common Stock could be adversely affected.

Provisions of our articles of incorporation and Illinois law could make it more difficult for a third party to acquire us.

Provisions of our articles of incorporation, as well as of Section 11.75 of the Illinois Business Corporations Act (the “ILBCA”), could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders.

Our articles of incorporation authorizes the issuance of 2,500,000 shares of preferred stock.  The terms of our preferred stock may be fixed by the company’s board of directors without further stockholder action.  The terms of any outstanding series or class of preferred stock may include priority claims to assets and dividends and special voting rights, which could adversely affect the rights of holders of Common Stock.  Any future issuance(s) of preferred stock could make the takeover of the company more difficult, discourage unsolicited bids for control of the company in which our stockholders could receive premiums for their shares, dilute or subordinate the rights of holders of Common Stock and adversely affect the trading price of the Common Stock.   In addition, as described in the risk factor in our Form 10-K titled “Our shareholder rights plan includes terms and conditions that could discourage a takeover or other transaction that stockholders may consider favorable,” our rights plan will cause substantial dilution to any person, entity or group that acquires beneficial ownership of 20% or more of the outstanding shares of Common Stock (or, to the extent any person, entity or group beneficially owned 20% or more of the outstanding shares of Common Stock as of immediately prior to the first public announcement of the adoption of the Rights Agreement (as defined in our Form 10-K), such person, entity or group acquires any additional shares). As a result, the overall effect of the Rights Agreement and the issuance of the rights thereunder may be to discourage any person, entity or group from gaining a control or control-like position in the Company or engaging in other tactics, potentially disadvantaging the interests of the Company’s stockholders, without negotiating with our board of directors and without paying an appropriate control premium to all stockholders.

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Under Section 11.75 of the ILBCA, Illinois corporations whose securities are listed on a national securities exchange, like Nasdaq, may not engage in business combinations such as mergers or acquisitions with any interested stockholders, defined as an entity or person beneficially owning 15% or more of our outstanding Common Stock, without obtaining certain prior approvals.  As a result of the application of Section 11.75, potential acquirers of the Company may be discouraged from attempting to effect an acquisition transaction with the Company, thereby depriving holders of the Company’s securities of opportunities to sell or otherwise dispose of the securities at prices above prevailing market prices.

We do not currently intend to pay dividends on our Common Stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our Common Stock.

At the present time, we intend to use available funds to finance our operations. Our loan agreements also contain provisions which restrict our ability to pay dividends on our Common Stock. Accordingly, while payment of dividends rests within the discretion of our board of directors, we have no intention of paying cash dividends on our Common Stock for the foreseeable future. Any return to investors is expected to come, if at all, only from potential increases in the price of our Common Stock.

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USE OF PROCEEDS

The Selling Stockholder will receive all of the proceeds from the sale of shares of Common Stock covered by this prospectus. We will not receive any proceeds from any sale of shares of Common Stock covered by this prospectus by the Selling Stockholder.

The Selling Stockholder will pay any underwriting discounts or commissions, certain out-of-pocket expenses (including fees and expenses of their brokers) and transfer taxes it incurs in disposing of the shares of Common Stock.

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SELLING STOCKHOLDER

This prospectus relates to the resale by one of our stockholders, who we refer to in this prospectus as the “Selling Stockholder,” from time to time of up to an aggregate of 3,454,756 shares of Common Stock beneficially owned by them as of October 24, 2025. We have registered the offering and resale of such shares of Common Stock to allow the Selling Stockholder to sell these shares of Common Stock without restriction in the open market or otherwise in accordance with the terms of the Cooperation Agreement dated September 30, 2025 between us and the Selling Stockholder. The registration of the shares of Common Stock does not necessarily mean that the Selling Stockholder will offer or sell all or any of its shares of Common Stock. The Selling Stockholder will pay any underwriting discounts or commissions, their out-of-pocket expenses (including fees and expenses of their brokers) and transfer taxes they incur in disposing of the shares of Common Stock.

Because the Selling Stockholder may sell all, some or none of its shares of Common Stock, the table assumes that the Selling Stockholder is offering, and will sell, all of the shares of Common Stock to which this prospectus relates.

The Selling Stockholder and its pledgees, donees, transferees or other successors in interest may sell the shares of Common Stock offered hereby directly to purchasers or through underwriters, dealers, brokers or agents designated from time to time. Sales of shares of Common Stock, in particular offerings, may be made on Nasdaq or in the over-the-counter market or otherwise at prices and on terms then prevailing, at prices related to the then current market price, at fixed prices (which may be changed) or in negotiated transactions. To the extent required for any offering, a prospectus supplement will set forth the number of shares of Common Stock then being offered, the initial offering price, the names of any underwriters, dealers, brokers or agents and the applicable sales commission or discount. See “Plan of Distribution” in this prospectus for more information.

Name of Selling Stockholder(1)	Number of Shares of Common Stock Beneficially Owned	Number of Shares of Common Stock Offered	Number of Shares of Common Stock Beneficially Owned, Assuming the Sale of all Common Stock Offered	Percentage of Outstanding Common Stock Beneficially Owned, Assuming the Sale of all Shares of Common Stock Offered(2)
Danone North America PBC (3) 1 Maple Avenue White Plains, NY 10605	3,454,756	3,454,756	0	–%
Total	3,454,756	3,454,756	0	–%

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(1)	The information in this table is based solely on statements in the Selling Stockholder’s Schedule 13D/A No. 11 filed with the SEC on September 30, 2025 or other information made available to the Company by the Selling Stockholder.

(2)	Applicable percentage of ownership is based on 15,228,763 shares of Common Stock issued and outstanding as of October 24, 2025, together with all applicable options, warrants and other securities convertible into shares of Common Stock for the Selling Stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options, warrants or other convertible securities exercisable within 60 days after October 24, 2025 are deemed outstanding for computing the percentage ownership of the person holding such options, warrants or other convertible securities, but are not deemed outstanding for computing the percentage of any other person. The Selling Stockholder does not hereby concede that all such reported outstanding shares are validly issued and outstanding, including, without limitation, any shares purported to have been issued to Julie Smolyansky or her spouse without the consent of the Selling Stockholder, and the Selling Stockholder reserves all rights.

(3)	Danone North America PBC has sole voting and sole dispositive power with regard to 3,454,756 shares of Common Stock. Danone North America PBC is a wholly owned subsidiary of Danone S.A. Danone S.A., by virtue of its relationship to Danone North America PBC, may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Act) the shares of Common Stock which Danone North America PBC directly beneficially owns. Danone S.A. disclaims beneficial ownership of such shares of Common Stock for all other purposes.

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Stockholders’ Agreement

On October 1, 1999, the Company entered into the Stockholders’ Agreement (as amended, the “Stockholders’ Agreement”), by and among the Company, Danone Foods, Inc., Michael Smolyansky, Ludmila Smolyansky, Julie Smolyansky and Edward Smolyansky. The Stockholders’ Agreement provides, among other things, Danone the right to designate one director nominee, provides Danone with certain rights relating to certain future offerings and issuances of capital stock, and grants Danone registration rights.

Cooperation Agreement

On September 30, 2025, the Company and the Selling Stockholder entered into a Cooperation Agreement (the “Cooperation Agreement”). Key terms are summarized below.

Stockholders’ Agreement

Under the Cooperation Agreement, the parties have agreed to jointly seek a stay of the pending litigation relating to the Stockholders’ Agreement captioned Danone North America PBC v. Lifeway Foods, Inc. et al. In addition, the Company has agreed to comply with the terms of the Stockholders’ Agreement (without contesting or admitting its validity) except that, among other things:

•	The Selling Stockholder’s consent will not be required for the Company to issue bona fide equity-based compensation to members of management (excluding Julie Smolyansky, her immediate family and their affiliates) so long as the grants are on market terms and are approved by the Company’s Compensation Committee (a majority of which must be New Independent Directors (as defined below));

•	The Selling Stockholder waives its right to Board and committee representation;

•	The Selling Stockholder waives its right of first refusal after the existing 2% cap provided under the Stockholders’ Agreement has been reached with respect to (1) sales by Edward Smolyansky and Ludmila Smolyansky of up to 100,000 shares of Common Stock per month in the remaining calendar year, subject to Edward Smolyansky and Ludmila Smolyansky waiving any claims to the right of first refusal on sales of Common Stock by the Selling Stockholder held by Michael Smolyansky’s estate, and (2) sales by Julie Smolyansky of up to 100,000 shares of Common Stock per month in the remaining calendar year, subject to Julie Smolyansky waiving any claims to the right of first refusal on sales of Common Stock by the Selling Stockholder held by Michael Smolyansky’s estate;

•	The Selling Stockholder’s rights under the Stockholders’ Agreement, other than rights related to registration of shares and books and records, will terminate once the Selling Stockholder and its affiliates collectively own fewer than 761,438 shares of the Company’s outstanding Common Stock (as adjusted for any reverse stock split or similar recapitalization).

Board Refreshment

The Cooperation Agreement provides that, by October 30, 2025, the Company’s board of directors (the “Board”) will appoint three new directors (the “New Independent Directors”) who are (1) independent under Nasdaq rules; (2) unaffiliated with Julie Smolyansky, her spouse, Edward Smolyansky, Ludmila Smolyansky (the foregoing collectively, the “Smolyansky Family”), Selling Stockholder, the Company and any current director of the Company; and (3) selected by the Board’s Strategic Review Committee (the “SRC”), subject to Selling Stockholder’s review in good faith and prior written approval, which may not be unreasonably conditioned, withheld or delayed. In connection with and effective upon the appointment of the New Independent Directors to the Board, Pol Sikar must step down from the Board.

Additionally, by November 14, 2025, the Board will appoint a fourth new director (the “Additional Independent Director”) who is (1) independent under Nasdaq rules; (2) unaffiliated with the Smolyansky family, Selling Stockholder, the Company and any current director of the Company; and (3) selected by the SRC, subject to Selling Stockholder’s review in good faith and prior written approval, which may not be unreasonably conditioned, withheld or delayed.

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Pursuant to the Cooperation Agreement, the Company agreed to hold its 2025 annual meeting of shareholders (the “2025 Annual Meeting”) on or before December 31, 2025 and that the Board would nominate for election at the 2025 Annual Meeting a slate consisting of the New Independent Directors, the Additional Independent Director and no more than five current directors. The Selling Stockholder agreed to vote all of the shares of Common Stock it beneficially owns in favor of the Board’s slate if nominated in accordance with the Cooperation Agreement. In addition, the Selling Stockholder agreed to vote in favor of any proposals recommended by the Board for amendments to the Company’s Articles of Incorporation providing for customary director exculpation and indemnification provisions, so long as such provisions do not provide any additional protection with respect to, or otherwise apply to, the conduct by, or at the direction of, the Company or the Board, which is the subject of the pending litigation between the Company and the Selling Stockholder relating to the Stockholders’ Agreement, or retroactively apply to actions or inactions before the 2025 Annual Meeting.

The Company agreed to hold the 2026 Annual Meeting on or before June 30, 2026. Pursuant to the Cooperation Agreement, the Board’s nominees for the 2026 Annual Meeting will be limited to a slate of seven individuals (unless the size of the Board is increased by adding any additional directors through the process described above with respect to the New Independent Directors) that includes all three New Independent Directors and the Additional Independent Director and that excludes Jason Scher. The Selling Stockholder has agreed to vote all of the shares of Common Stock it beneficially owns in favor of this slate if nominated in accordance with the Cooperation Agreement.

Under the Cooperation Agreement, the Selling Stockholder has also agreed that the Selling Stockholder will not act by written consent as to any proposal contained in the definitive consent statement filed by Edward Smolyansky, Ludmila Smolyansky, Richard Beleutz, Cindy Curry, Michael Leydervuder, George Sent and Robert Whalen. Additionally, the Selling Stockholder agreed that if, at any time prior to June 30, 2026, Edward Smolyansky or Ludmila Smolyansky or any person with whom Edward Smolyansky or Ludmila Smolyansky has formed a group (as such term is defined under the Exchange Act, and the rules and regulations promulgated thereunder) calls a special meeting of the Company’s shareholders or commences a consent solicitation, the Selling Stockholder will vote or consent, as applicable, with respect to all shares of Common Stock it beneficially owns in accordance with the Board’s recommendations on all matters relating to Board composition and, with certain exceptions, the Company’s organizational documents.

The Cooperation Agreement provides that, before the earlier of October 30, 2025 and the appointment of the third New Independent Director, the Board will appoint a new Chairperson, who is independent under Nasdaq rules and not a member of management or the Smolyansky Family.

Registration Rights

Under the Cooperation Agreement, the Company agreed to provide the Selling Stockholder with resale registration rights on customary terms and conditions, including filing a “shelf” registration statement with the SEC within 30 days of the date of the Cooperation Agreement, covering all shares of Common Stock beneficially owned by the Selling Stockholder and its affiliates, and using reasonable best efforts to have such registration statement be declared effective by the SEC. The registration statement of which this prospectus forms a part was filed to satisfy our registration obligations under the Cooperation Agreement.

The Cooperation Agreement provides that the Selling Stockholder may not request more than (a) two underwritten offerings not involving any “road show,” which is commonly known as a “block trade” or (b) one underwritten offering that is not a block trade under the registration statement of which this prospectus forms a part in any 60-day period. Following the effectiveness of this shelf registration statement, the Company must either (1) certify to the Selling Stockholder that none of the information provided to the Selling Stockholder or its affiliates by the Company during the period between August 1, 2025 and September 17, 2025 when the Selling Stockholder was engaged in due diligence with respect to a potential transaction with the Company (the “Due Diligence Period”) constitutes material nonpublic information or (2) publicly disclose such information, and subsequently certify that none of the information provided to the Selling Stockholder or its affiliates during the Due Diligence Period constitutes material nonpublic information. However, if public disclosure of such information would be materially detrimental to the Company, the Company may delay the public disclosure of such information for up to 30 days.

The Company also agreed to use reasonable best efforts to take such further action as the Selling Stockholder may reasonably request, all to the extent required from time to time, to enable the Selling Stockholder to sell shares of Registrable Stock (as defined in the Stockholders’ Agreement) without registration under the Securities Act within the safe harbor provided by Rule 144 thereunder.

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Non-Disparagement Obligations

Both the Company and the Selling Stockholder, on behalf of themselves and their respective affiliates and representatives, agreed to mutual non-disparagement provisions, effective until two years after the Selling Stockholder and its affiliates cease to beneficially own any shares of Common Stock.

Duration

All of Selling Stockholder’s obligations (other than the non-disparagement covenants) cease to apply upon certain “triggering events,” including breaches of the Cooperation Agreement by the Company or certain statements by the Company, Julie Smolyansky or any of their respective affiliates or representatives challenging the validity of the Cooperation Agreement or the Stockholders’ Agreement. Additionally, if Julie Smolyansky is deemed to have breached the Cooperation Agreement while she is Chief Executive Officer of the Company, such breach will be a triggering event under the Cooperation Agreement unless the Board terminates Julie Smolyansky for cause as a result of such breach within a specified time period.

All of the Company’s obligations under the Stockholders’ Agreement (other than those relating to the Selling Stockholder’s registration rights and rights with respect to inspection of our books and records) cease to apply after Selling Stockholder and its affiliates no longer collectively beneficially own at least 761,438 (as adjusted for any reverse stock split or similar recapitalization). The Company’s obligations under the Cooperation Agreement (other than the non-disparagement covenants) cease to apply after the Selling Stockholder and its affiliates cease to beneficially own any shares of Common Stock.

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PLAN OF DISTRIBUTION

The Selling Stockholder and its pledgees, donees, transferees or other successors in interest may offer and sell, from time to time, some or all of the Common Stock covered by this prospectus. We have registered the shares of Common Stock covered by this prospectus for offer and sale by the Selling Stockholder so that those shares of Common Stock may be freely sold to the public by them. Registration of the shares of Common Stock covered by this prospectus does not mean, however, that those shares of Common Stock necessarily will be offered or sold.

The Selling Stockholder and its distributees, pledgees, donees, transferees or other successors in interest may sell the shares of Common Stock covered by this prospectus from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	through sales on the Nasdaq or any national securities exchange or quotation service on which our Common Stock may be listed or quoted at the time of sale;

•	in privately negotiated transactions;

•	through broker-dealers, who may act as agents or principals;

•	in a block trade in which a broker-dealer will attempt to sell a block of common shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	directly to one or more purchasers;

•	through agents; or

•	in any combination of the above.

In effecting sales, brokers or dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the shares of Common Stock by a broker-dealer as principal and resales of the shares of Common Stock by the broker-dealer for its account under this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

At any time a particular offer of the shares of Common Stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will state the aggregate amount of Common Stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from the Selling Stockholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Any required prospectus supplement, and post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of Common Stock covered by this prospectus.

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In connection with the sale of the shares of Common Stock covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of common shares for whom they may act as agent. Underwriters may sell to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agent.

The Common Stock is traded on Nasdaq under the symbol “LWAY.”

Any underwriters, broker-dealers or agents participating in the distribution of the shares of Common Stock covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act.

Some of the shares of Common Stock covered by this prospectus may be sold in private transactions or under Rule 144 under the Securities Act rather than under this prospectus.

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LEGAL MATTERS

Certain legal matters regarding the validity of the Common Stock offered hereby have been passed upon for us by Kelley Drye & Warren LLP in Chicago, Illinois.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses to be borne by the registrant in connection with the offering described in this registration statement.

SEC registration fee	$12,477
Legal fees and expenses	20,000
Accounting fees and expenses	10,000
Printing expenses	–
Transfer Agent/Depositary/Trustee fees and expenses	–
Miscellaneous expenses	7,523
Total	$50,000

Item 15.	Indemnification of Directors and Officers.

The Illinois Business Corporation Act of 1983, as amended (the "IBCA"), allows us to indemnify our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Under certain circumstances, we may advance the expenses of such litigation upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by us as authorized in the IBCA.

Pursuant to our Second Amended and Restated Bylaws, as amended, we shall to the fullest extent permitted by the IBCA, indemnify our directors, officers, employees and agents in connection with any actual or threatened action or proceeding arising out of their service to us or to another organization at our request. Any such indemnification shall be made only as authorized by us in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in our Articles of Incorporation, as amended, or our Second Amended and Restated Bylaws. Such determination shall be made (a) by a majority of a quorum of our Board members who are not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

The Registrant maintains directors’ and officers’ liability insurance for the benefit of its directors and officers in amounts that it believes are reasonable under the circumstances.

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Item 16.	Exhibits.

Exhibit No.	Description

3.1*	Articles of Incorporation of Lifeway Foods, Inc. (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on April 2, 2014).

3.2*	Certificate of Designations of Series A Junior Participating Preferred Stock of Lifeway Foods, Inc., effective as of November 4, 2024 (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024, filed with the SEC on November 14, 2024).

3.3*	Second Amended and Restated Bylaws of Lifeway Foods, Inc. (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 27, 2023).

4.1*	Description of Securities Registered Under Section 12 of the Exchange Act (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 14, 2025).

4.4*	Cooperation Agreement, dated as of September 30, 2025, by and between Lifeway Foods, Inc. and Danone North America PBC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 1, 2025).

5.1	Opinion of Kelley Drye & Warren LLP regarding legality of securities being registered.

10.1*	Stockholders’ Agreement, dated as of October 1, 1999, by and among Lifeway Foods, Inc., Danone Foods, Inc., Michael Smolyansky and certain other parties (incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K filed with the SEC on October 12, 1999).

10.2*	Letter Agreement, dated December 24, 1999, by and among Lifeway Foods, Inc., Danone Foods, Inc., Michael Smolyansky and certain other parties (incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K filed with the SEC on January 12, 2000).

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this registration statement).

107	Calculation of Filing Fee Table.

* Incorporated by reference.

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Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(i)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morton Grove, State of Illinois, on October 29, 2025.

LIFEWAY FOODS, INC.

By:	/s/ Julie Smolyansky
Name:	Julie Smolyansky
Title:	Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint JULIE SMOLYANSKY and ERIC HANSON, and each of them, with full power of substitution, such person’s true and lawful attorneys-in-fact and agents for such person, with full power and authority to do any and all acts and things and to execute any and all instruments and amendments (including post-effective amendments) which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, with all exhibits thereto, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Julie Smolyansky		October 29, 2025
Julie Smolyansky	Director and Chief Executive Officer (Principal Executive
Officer)

/s/ Eric Hanson		October 29, 2025
Eric Hanson	Chief Financial and Accounting Officer
(Principal Financial Officer)

/s/ Juan Carlos Dalto		October 29, 2025
Juan Carlos Dalto	Director

/s/ Dorri McWhorter		October 29, 2025
Dorri McWhorter	Director

/s/ Perfecto Sanchez		October 29, 2025
Perfecto Sanchez	Director

/s/ Jason Scher		October 29, 2025
Jason Scher	Director

/s/ Pol Sikar		October 29, 2025
Pol Sikar	Director

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